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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

BPZ Energy, Inc.
Houston, Texas

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 11, 2005, relating to the consolidated financial statements of BPZ Energy, Inc. and Subsidiaries, which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ JOHNSON, MILLER & CO.

Johnson, Miller & Co.
Midland, Texas

August 19, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm